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                                                                   Exhibit 10.15

                             NN BALL & ROLLER, INC.

                             STOCK OPTION AGREEMENT


     THIS AGREEMENT, dated as of December 7, 1998, is entered into by and between NN Ball & Roller, Inc., a Delaware corporation (the "Company") and [Director's Name] of [address] (the "Grantee").

                                WITNESSETH THAT:

                            SECTION 1: STOCK OPTION

     1.1 Pursuant to this Stock Option Agreement (the "Agreement"), the Company has granted to the Grantee, effective as of the date of this Agreement, an option to purchase from the Company (the "Option") an aggregate of 5,000 shares of common stock of the Company (the "Option Shares") at an option price of $6.375 per share, which is the closing price of the Company's common stock on the Date of the Grant (as defined below) as reported by the Nasdaq National Market (the "Option Price"). Upon exercise of the Option, in whole or in part, the Option Price shall be payable to the Company in accordance with Section 2.1 hereof.

     1.2 The date of grant of the Option is December 7, 1999 (the "Date of Grant").

     1.3 Subject to the provisions of Sections 1.4 and 3 hereof; the Option shall become exercisable for 33 and 1/3% of the Option Shares on the first anniversary of the Date of Grant, and shall become exercisable for an additional 33 and 1/3% of the Option Shares on each succeeding anniversary of the Date of Grant until fully exercisable.

     1.4 Notwithstanding any limitation on the exercise of the Option, the Option shall be exercisable in full immediately following the date on which a Change in Control (as


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defined in the Company's Stock Incentive Plan) has occurred if the Grantee's service as director of the Company has not ended prior to the date on which the Change in Control occurred; provided, however, that nothing in this Section 1.4 shall extend the term of the Option or have any effect other than to accelerate the date on which the Option becomes exercisable in full.

     1.5 The term of the Option shall continue until the tenth anniversary of the Date of Grant. The Option shall terminate (if not sooner terminated in accordance with the other provisions hereof) and shall no longer be exercisable after such tenth anniversary.

                               SECTION 2: EXERCISE

     2.1 The Grantee may exercise the Option to the extent that it is then exercisable (and before a date or event of termination or cancellation) in whole at any time, or in part from time to time. The Grantee shall give the Company written notice to exercise the Option in whole or in part. Such notice shall specify the number of shares to be purchased and shall be accompanied by full payment for the shares then being purchased, which payment may be made in any of the following ways: (a) in cash; (b) if the Company shall consent in its sole discretion, delivering shares to the Company which have been held by the Grantee for a minimum of six (6) months; (c) subject to such limitations as may be imposed by the Company, a cash payment by the Grantee's broker pursuant to the Grantee's instruction; or (d) a combination thereof. The notice also shall be accompanied by such agreement, statement, or other evidence as the Company may require in order to satisfy itself that the issuance of the shares being purchased pursuant to such exercise and any subsequent resale thereof will be in compliance with applicable laws and regulations relating to the issuance and sale of securities, including the provisions of the Securities Act of 1933 and regulations promulgated thereunder. Any shares surrendered as payment in exercise of the Option shall be valued at their fair market

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value (which shall be the closing price of the Company's common stock as reported by the Nasdaq National Market) on the date of exercise. The exercise shall be deemed to occur on the date that the notice of exercise and, if applicable, the cash and/or shares are received at the office of the Chief Financial Officer of the Company, or at such other location as may be established in accordance with Section 5.5 hereof.

     2.2 As soon as practicable after each exercise of the Option and compliance by the Grantee with all applicable conditions, the Company shall mail or deliver or cause to be mailed or delivered to the Grantee a stock certificate or certificates registered in the name of the Grantee for the number of shares that the Grantee shall be entitled to receive upon such exercise under the provisions of this Agreement.

                        SECTION 3: TERMINATION OF SERVICE

     3.1 If the Grantee's service with the Company terminates for any reason other than Retirement (as defined in Section 3.2), Disability (as defined in the Company's Stock Incentive Plan) or death, the Option shall continue to be exercisable at any time within the three-month period following such termination of service, but not after such period, but shall not become exercisable with respect to any shares for which it was not exercisable on the date of such termination of service.

     3.2 If the Grantee's service with the Company terminates because of Retirement, the Option shall (a) become immediately exercisable in full as of the date of such Retirement, and (b) be exercisable at any time within the 12-month period following such Retirement, but not after such period (unless otherwise provided in Section 3.4 below). "Retirement" means termination of service after the Grantee has completed three years of service as a Director of the Company.


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     3.3 If the Grantee's service with the Company terminates because of the
Grantee's Disability, the Option shall (a) become immediately exercisable in full as of the date of such termination, and (b) be exercisable at any time within the 12-month period following such termination of service, but not after such period (unless otherwise provided in Section 3.4 below).

     3.4 If Grantee's service with the Company terminates because of the Grantee's death, the Option shall become immediately exercisable in full as of the date of termination of service. If the Grantee's service with the Company terminates because of the Grantee's death, or if the Grantee dies within 12 months after termination of service while the Option is exercisable pursuant to Sections 3.1 or 3.2 above, the Option shall be exercisable at any time within the 24-month period following the Grantee's death, but not after such period.

     3.5 After the Grantee's death, the Option may be exercised only by the Grantee's Beneficiary (as defined in the Company's Stock Incentive Plan); provided, however, that if the Grantee's Beneficiary dies within 24 months after the Grantee's death, the executor or administrator of the Beneficiary's estate may exercise the Option within such 24-month period. If the Grantee and Grantee's Beneficiary die in circumstances in which there is not sufficient evidence that the two have died otherwise than simultaneously, the Beneficiary shall be deemed to have predeceased the Grantee.

     3.6 Any exercise by a Beneficiary of the Option shall be subject to all of the terms and conditions contained in this Agreement.

     3.7 Notwithstanding any other provision of this Section 3, in no event shall the Option be exercisable after the expiration date specified in Section
1.5 of this Agreement.

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                           SECTION 4: TAX OBLIGATIONS

     4.1 In each case where the Grantee shall exercise the Option, in whole or in part, the Company shall notify the Grantee of the amount of income tax, if any, that must be withheld under federal and, where applicable, state and local law by reason of such exercise. It shall be a condition to any delivery of shares hereunder that provision satisfactory to the Company shall have been made for payment of any taxes required to be paid or withheld pursuant to any applicable law or regulations. The Grantee may irrevocably elect to have any withholding tax obligation satisfied (a) by a cash payment to the Company; (b) by having the Company withhold shares otherwise deliverable to the Grantee with respect to the exercise of the Option; (c) by delivering shares to the Company;
(d) by a cash payment by the Grantee's broker pursuant to the Grantee's instruction; or (e) by a combination thereof; provided, however, that the Company may disapprove, or impose conditions upon, any such election.

                            SECTION 5: MISCELLANEOUS

     5.1 The Option granted hereunder shall not be transferable (other than to a Beneficiary upon the death of the Grantee) and is exercisable during the Grantee's lifetime only by the Grantee.

     5.2 The Option does not confer upon the Grantee any rights of stock ownership.

     5.3 In the event of a stock dividend, stock split, combination of shares, recapitalization or other similar capital change, the number and kind of shares subject to the Option, the Option Price and other provisions of this Agreement shall be appropriately adjusted as provided in Section 22 of the Company's Stock Incentive Plan.

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     5.4 Nothing contained in this Agreement shall be deemed by implication or otherwise to impose any limitation on any right of the Company or its stockholders to remove any director.

     5.5 Any notice to be given hereunder by the Grantee shall be either hand-delivered to the office of the Chief Financial Officer of the Company or sent by mail addressed to the Company to the attention of the Chief Financial Officer, 800 Tennessee Road, Erwin, Tennessee 37650. Any notice by the Company to the Grantee shall be either sent by mail addressed to the Grantee at the address shown on page 1 hereof or hand-delivered personally to the Grantee. Either party may, by written notice given to the other in accordance with the provisions of this Section, change the address to which subsequent notices shall be sent.

     5.6 The Option shall not be exercisable in whole or in part and no certificates representing shares of common stock subject to the Option shall be delivered if, at any time, the Company determines, in its discretion, that it is necessary as a condition of, or in connection with, such exercise (or the delivery of shares thereunder):

     (a)  to satisfy withholding tax or other liabilities;

     (b) to effect the listing, registration or qualification on any securities exchange, or any quotation system, or under any federal, state or local law, of any shares otherwise deliverable in connection with such exercise; or

     (c) to obtain the consent or approval of any regulatory body; unless such withholding, listing, registration, qualification, compliance, consent, or approval shall have been effected or obtained free of any conditions not acceptable to the Company in its reasonable and good faith judgment.

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     The Company shall act with all reasonable diligence to obtain any such approval or consent and to effect compliance with any such applicable law, regulation, order, withholding, or listing, registration or qualification requirement, and the Grantee or other person entitled to exercise the Option shall take any action reasonably requested by the Company in such connection.

     5.7 This Agreement shall be governed by, and its provisions construed in accordance with, the laws of Delaware (irrespective of the conflict of laws provisions thereof), except to the extent that such laws may be superseded by any federal law.

     5.8 Any amendment of this Agreement must be in writing and duly signed by the Company and the Grantee. This Agreement may not be modified orally.

     IN WITNESS WHEREOF, NN Ball & Roller, Inc. has caused this Agreement to be executed in its corporate name, and the Grantee has executed the same in evidence of the Grantee's acceptance hereof, under the terms and conditions herein set forth, as of the day and year first above written.


                                             NN BALL & ROLLER, INC.

                                             By
                                               ---------------------------------
                                                Title


                                             GRANTEE


                                             -----------------------------------
                                             [Director's name]